POWER OF ATTORNEY KNOW ALL PEOPLE BY THESE PRESENTS, that the undersigned, Christopher McLoughlin (the “Filer”), an individual subject to the filing requirements of Section 16 of the Securities Act of 1934, as amended (the “Act”), does hereby constitute and appoint any of Helen Shan, Winnifred Lewis, Jill Chavarria and Debra Quas, as Filer’s true and lawful attorney-in-fact and in Filer’s name, place and stead, to execute and deliver, and to take such other action as the attorney considers necessary or appropriate to effect, any filing on Form 3, Form 4, or Form 5 to be filed under Section 16 of the Act. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 22nd day of August 2025. /s/ Christopher McLoughlin Signature Christopher McLoughlin Printed Name